Exhibit 16

                     [LETTERHEAD OF DE JOYA GRIFFITH, LLC]


July 13, 2015

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Global Equity International, Inc.

We have read the statements that we understand Global Equity International, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,


/s/ De Joya Griffith, LLC
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De Joya Griffith, LLC
Certified Public Accountants